UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 15, 2016 (the “Effective Date”), Tenet Healthcare Corporation (“Tenet”) entered into an Amendment No. 1 (the “Amendment”) to its existing Letter of Credit Facility Agreement, dated as of March 7, 2014 (as amended by the Amendment and in effect as of the Effective Date, the “LC Agreement”), by and among Tenet, the LC participants and issuers party thereto and Barclays Bank PLC, as administrative agent (the “Agent”). The LC Agreement provides for the issuance of standby and documentary letters of credit from time to time, in an aggregate principal amount of up to $180,000,000 (subject to an increase to up to $200,000,000) (the “LC Facility”).

The Amendment amends certain provisions under the LC Agreement to, among other things, (i) extend the scheduled maturity date of the LC Facility to March 7, 2021, (ii) reduce the margin payable with respect to unreimbursed drawings under letters of credit issued under the LC Facility and with respect to undrawn letters of credit issued under the LC Facility and (iii) reduce the commitment fee payable with respect to the undrawn portion of the commitments under the LC Facility.

Unreimbursed drawings under any letter of credit issued under the LC Facility will accrue interest at a base rate plus a margin equal to 0.50% per annum. A fee on the aggregate outstanding amount of undrawn letters of credit issued under the LC Facility will accrue at a rate of 1.50% per annum. An unused commitment fee will be payable at an initial rate of 0.25% per annum with a step up to 0.375% per annum if Tenet’s secured debt to EBITDA ratio is equal to or greater than 3.00 to 1.00.

The Agent and certain LC participants and issuers party to the LC Agreement, as well as certain of their affiliates, have performed, and may in the future perform, for Tenet and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received and may in the future receive customary fees and expenses.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	The following exhibit is filed as a part of this Report.

Exhibit No.	Description

10.1	Amendment No. 1, dated as of September 15, 2016, to the Letter of Credit Facility Agreement, dated as of March 7, 2014, by and among Tenet Healthcare Corporation, the LC participants and issuers party thereto and Barclays Bank PLC, as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION
Date: September 16, 2016
	By:	/s/ Paul A. Castanon
Paul A. Castanon
Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1, dated as of September 15, 2016, to the Letter of Credit Facility Agreement, dated as of March 7, 2014, by and among Tenet Healthcare Corporation, the LC participants and issuers party thereto and Barclays Bank PLC, as administrative agent